SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 24, 2008

South Dakota Soybean Processors, LLC
(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-042968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 647-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 24, 2008, South Dakota Soybean Processors, LLC (“we,” “our” or “us”) entered into an amendment of the Master Loan Agreement with its lender, CoBank, ACB, of Greenwood Village, Colorado. See Item 2.03, the text of which is herein incorporated by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 24, 2008, we entered into an amendment of the Master Loan Agreement with our lender, CoBank, ACB. Under the amendment, the maturity date on the $40 million revolving working capital loan, the purpose of which is to finance our inventory and receivables, is extended to February 1, 2010. The interest rate on the working capital loan is subject to two options from which we may select at the time we request funds, a variable rate or fixed rate. The variable rate is based on LIBOR (One-Month LIBOR Index Rate) plus 2.75%, adjusted weekly. The fixed rate is based on a rate quoted by CoBank at its sole discretion. In addition, the interest rate on the revolving term loan, the purpose of which is to fund working capital, is subject to the same rate options as the revolving working capital loan. All other material items and conditions under the Master Loan Agreement and subsequent amendments remain the same following this amendment. The amendment will be filed as an exhibit in our next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: December 31, 2008	/s/ Rodney Christianson
Rodney Christianson, Chief Executive Officer